Exhibit 99.1

For Immediate Release	For More Information, Contact:
June 29, 2015	Tom Gdowski 308-382-3136

EQUITABLE FINANCIAL CORP. ANNOUNCES RESULTS OF

DEPOSITOR AND STOCKHOLDER VOTES AND RESULTS OF OFFERING

Equitable Financial Corp., a Maryland corporation (“New Equitable”), announced today that the depositors of Equitable Bank and the stockholders of Equitable Financial Corp., a federal corporation (OTC Pink: EQFC) (“Old Equitable”), each approved a Plan of Conversion and Reorganization at separate meetings held on June 25, 2015.  Pursuant to the Plan, Equitable Financial MHC will convert to the stock holding company form of organization and New Equitable, the proposed stock holding company for Equitable Bank, will sell shares of its common stock.

New Equitable also announced that, based upon preliminary results, the subscription and community offerings that ended on June 17, 2015 were oversubscribed.  New Equitable received orders in the subscription and community offerings in excess of the adjusted maximum of the offering range (1,983,750 shares).   The final number of shares that will be sold in the stock offering will be based on a final appraisal and receipt of final regulatory approval.

Based upon preliminary results of the offering, New Equitable expects that all eligible depositors of Equitable Bank who properly submitted orders for stock in the subscription offering will have their orders for stock accepted in full.   Those persons who properly submitted orders in the local community offering will also have their orders filled.  For orders from the existing stockholder category, there will be an allocation in accordance with the procedures outlined in the prospectus for the stock offering.  When allocation information is available, it will be posted online at https://allocations.kbw.com.

Subject to receipt of final regulatory approval and satisfaction of other customary closing conditions, New Equitable expects the conversion and stock offering to be completed on or about July 7, 2015.  The shares of common stock sold in the offering are expected to begin trading on the Nasdaq Capital Market on or about July 8, 2015 under the trading symbol “EQFN”.  For questions relating to the offering, please contact the Stock Information Center at 1-(877) 821-5783 from 9:00 a.m. to 3:00 p.m., Central time.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

The shares of common stock of New Equitable are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Equitable Bank

Equitable Bank has been in operation in Grand Island, Nebraska since 1882.  A full-service bank with four branches in Grand Island, North Platte and Omaha, Equitable offers consumer, commercial and ag loans, home loans, checking and savings accounts, financial planning and retirement services.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the plan of conversion and reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Old Equitable, New Equitable and Equitable Bank are engaged.